SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

CASEY’S GENERAL STORES, INC.

(Name of Registrant as Specified In Its Charter)

[NOT APPLICABLE]

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[Not Applicable]

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

[Not Applicable]

August 4, 2006

To Our Shareholders:

The Annual Meeting of the shareholders of Casey’s General Stores, Inc. will be held at the Casey’s General Stores, Inc. Corporate Headquarters, One Convenience Blvd., Ankeny, Iowa, at 9:00 A.M., Iowa time, on Friday, September 15, 2006. The formal Notice of Annual Meeting and Proxy Statement, which are contained in the following pages, outline the election of directors to be considered by the shareholders at the meeting.

It is important that your shares be represented at the meeting whether or not you are personally able to attend. Accordingly, we ask that you please sign, date and return the enclosed Proxy Card promptly. If you later find that you may be present for the meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted.

Your copy of the Company’s Annual Report and Form 10-K for 2006 is also enclosed. Please read it carefully. It gives you a report on the Company’s operations for the fiscal year ended April 30, 2006.

We look forward to seeing you at the meeting and thank you for your continued interest in the Company.

Sincerely,

Robert J. Myers
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

SEPTEMBER 15, 2006

To the Shareholders of Casey’s General Stores, Inc.:

The Annual Meeting of the shareholders of Casey’s General Stores, Inc., an Iowa corporation, will be held at the Casey’s General Stores, Inc. Corporate Headquarters, One Convenience Boulevard, Ankeny, Iowa, on Friday, September 15, 2006, at 9:00 A.M., Iowa time, for the following purposes:

1. To elect nine members to the Board of Directors to serve until the next ensuing Annual Meeting of shareholders or until their successors are elected and qualified; and

2. To transact such other business as may properly come before the meeting or at any adjournment thereof.

The Board of Directors has fixed the close of business, July 21, 2006, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting and at any and all adjournments thereof. A list of such holders will be open for examination by any shareholder, at the Company’s Corporate Headquarters at the address described above, beginning two business days after the date hereof and continuing through the meeting.

By Order of the Board of Directors,

John G. Harmon
Senior Vice President and Secretary

August 4, 2006

PROXY STATEMENT

This Proxy Statement and the accompanying proxy card or voting instruction card (either, the “proxy card”) are being mailed beginning on or about August 4, 2006, to each holder of record of the Common Stock, no par value (the “Common Stock”), of Casey’s General Stores, Inc. (the “Company”) at the close of business on July 21, 2006. Proxies in the form enclosed are solicited by the Board of Directors of the Company for use at the Annual Meeting of shareholders to be held at the Casey’s General Stores, Inc. Corporate Headquarters, One Convenience Boulevard, Ankeny, Iowa 50021, at 9:00 A.M., Iowa time, on Friday, September 15, 2006.

For participants in the Casey’s General Stores, Inc. Dividend Reinvestment and Stock Purchase Plan, the proxy card represents the number of full and fractional shares in the participant’s plan account, as well as other shares registered in the participant’s name. If the proxy card is properly executed and returned, the shares represented thereby will be voted at the meeting in accordance with the shareholder’s instructions. If no instructions are given, the proxy will be voted FOR the election as directors of the nominees named herein. A person giving a proxy may revoke it at any time before it is voted. Any shareholder attending the meeting may, on request, vote his or her own shares even though the shareholder has previously sent in a proxy card. Unless revoked, the shares of Common Stock represented by proxies will be voted on all matters to be acted upon at the meeting.

For participants in the Casey’s General Stores 401(k) Plan (the “KSOP”), the proxy card will also serve as a voting instruction card for Delaware Charter Guarantee & Trust Company (the “Trustee”), the trustee of the KSOP, with respect to the shares held in the participants’ accounts. A participant cannot direct the voting of shares allocated to the participant’s account in the KSOP unless the proxy card is signed and returned. If proxy cards representing shares in the KSOP are not returned, those shares will be voted by the Trustee in the same proportion as the shares for which signed proxy cards are returned by the other participants in the KSOP.

The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company. The Company may reimburse brokers and their nominees for their expenses in communicating with the persons for whom they hold shares of the Company.

SHARES OUTSTANDING

Holders of record of the Common Stock at the close of business on the record date, July 21, 2006, will be entitled to vote on all matters to be presented at the Annual Meeting. On the record date, 50,406,162 shares of Common Stock were outstanding. Each such share of Common Stock will be entitled to one vote on all matters.

The following table contains information with respect to each person, including any group, known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company as of the dates indicated in the footnotes following the table. Except as otherwise indicated, the persons listed in the table have the voting and investment powers with respect to the shares indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
T. Rowe Price Associates, Inc.	3,258,300	(1)	6.4%
100 E. Pratt Street
Baltimore, MD 21202

(1)	Based on Amendment No. 9 to the Schedule 13G filed by T. Rowe Price Associates, Inc. (“Price Associates”), a registered investment advisor, with the Securities and Exchange Commission (the “SEC”), dated February 14, 2006. Such information indicates that Price Associates had sole voting power over 902,100 shares and sole dispositive power over 3,258,300 shares.

VOTING PROCEDURES

Under Iowa corporate law and the Amended and Restated Bylaws, as amended, of the Company (the “Bylaws”), the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the 2006 Annual Meeting.

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. For purposes of determining the number of votes cast, all votes cast “for” or to “withhold authority” are included. Abstentions and any “broker non-votes,” which occur when brokers are prohibited from exercising voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of votes cast.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of nine persons. Under the Restatement of the Restated and Amended Articles of Incorporation (the “Restated Articles”), the Board of Directors may consist of up to nine persons, and individuals may be elected by the Board to fill any vacancies or to occupy any new directorships, with such individual serving in each case until the next annual meeting of shareholders and until a successor is duly elected and qualified.

The Board of Directors have accepted the recommendations of the Nominating Committee that the nine individuals named below be designated as nominees for election as directors of the Company at the 2006 Annual Meeting of shareholders. All nominees except Robert J. Myers are currently directors of the Company and have been previously elected by the shareholders. Directors are elected to hold office until the next annual election and, in each case, until their respective successors are duly elected and qualified.

Additional information regarding each of these nominees is set forth below. The number of shares of Common Stock of the Company beneficially owned by each of the nominees as of July 21, 2006 is set forth on pages 7 and 8. Except as may be otherwise expressly stated, all nominees for directors have been employed in the capacities indicated for more than five years.

It is intended that all proxies in the accompanying form, unless contrary instructions are given thereon, will be voted for the election of all the persons designated by the Board of Directors as nominees. In the event of death or disqualification of any nominee, or the refusal or inability of any nominee to serve as a director, the enclosed proxy may be voted with discretionary authority for the election of a substitute nominee approved by the Board of Directors.

The Board of Directors recommends a vote FOR election of the following nominees as directors of the Company:

Ronald M. Lamb, 70, Chairman of the Executive Committee. Mr. Lamb served as a Vice President of the Company from 1976 until 1987 when he was elected Chief Operating Officer. He served as President and Chief Operating Officer of the Company from September 1988 until May 1, 1998, and as Chief Executive Officer from then until June 21, 2006. Mr. Lamb has been a director of the Company since 1981.

Robert J. Myers, 59, Chief Executive Officer of the Company. Mr. Myers has been associated with the Company since 1989. He served as Senior Vice President from December 1998 until May 2002, and Chief Operating Officer from May 2002 until he was elected to his current position as Chief Executive Officer on June 21, 2006.

Donald F. Lamberti, 68, former Chairman of the Executive Committee. Mr. Lamberti co-founded the Company in 1967 and served as its President from 1975 to 1988, when he assumed the position of Chief

Executive Officer. He served as Chairman of the Executive Committee from 1998 until his retirement on April 30, 2003. Mr. Lamberti, a director of the Company since 1967, also serves as a member of the Board of Trustees of Buena Vista University and the Board of Directors of Keep Iowa Beautiful.

John R. Fitzgibbon, 84, consultant and former Vice Chairman and Chief Executive Officer of First Group Companies and former Chief Executive Officer of Iowa-Des Moines National Bank (currently Wells Fargo Bank, N.A.). Mr. Fitzgibbon, a director of the Company since 1983, also serves as a member of the Iowa State University Research Park Board and as Chairman of the Des Moines International Airport Board.

Jack P. Taylor, 59, Chairman and Chief Executive Officer of Taylor Construction Group (formerly known as Taylor Ball), a general construction contractor. Mr. Taylor served as President of Taylor Ball from 1983 to 1992, when he assumed his present position. Mr. Taylor has been a director of the Company since 1993.

Kenneth H. Haynie, 73, of counsel to the Des Moines, Iowa law firm of Ahlers & Cooney, P.C. Mr. Haynie was a shareholder in the law firm until his retirement on December 31, 2002. He has served as a director of the Company since 1987.

Patricia Clare Sullivan, 78, former President and CEO (1977-1993), President of External Affairs (1993-1995) of Mercy Health Center of Central Iowa, Des Moines, Iowa. Ms. Sullivan has served as a director of the Company since 1996.

Johnny Danos, 66, President of the Greater Des Moines Community Foundation, a charitable public foundation dedicated to improving the quality of life in Greater Des Moines. Mr. Danos was employed by KPMG LLP (and its predecessor firms) for over 30 years, and retired as the managing partner of its Des Moines office in 1995. He has been a director of the Company since March 2, 2004.

William C. Kimball, 58, retired Chairman and Chief Executive Officer of Medicap Pharmacy, Inc., a national franchisor of community retail pharmacies. Mr. Kimball also serves as a member of the Board of Directors of Principal Mutual Funds and as Past Chair of the Board of Trustees of William Penn University. Mr. Kimball has been a director of the Company since March 2, 2004.

GOVERNANCE OF THE COMPANY

In accordance with applicable Iowa law, the business and affairs of the Company are managed under the direction of the Board of Directors. Directors are expected to attend all Board meetings and meetings of the committees on which they serve, and each annual shareholders’ meeting. All of the members of the Board of Directors attended last year’s Annual Meeting of shareholders.

The Board of Directors held four meetings during the fiscal year ended April 30, 2006, and each member of the Board of Directors attended 75% or more of the aggregate number of Board meetings and meetings of committees on which the member served. At intervals between formal meetings, members of the Board are provided with various items of information regarding the Company’s operations and are frequently consulted on an informal basis with respect to pending business.

The Board of Directors has made an affirmative determination that Messrs. Fitzgibbon, Taylor, Haynie, Danos and Kimball and Ms. Sullivan are “independent” directors, as that term is defined in Nasdaq Listing Standards. As such, a majority of the Board of Directors is considered “independent” as so defined. The independent directors met in executive session without management present during one of the Board meetings held during the fiscal year ended April 30, 2006, and the Board of Directors has determined that such executive sessions will be held at least twice each year in the future.

Board Committees

The Bylaws of the Company establish four standing committees of the Board of Directors: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating Committee. In addition, the Bylaws authorize the Board of Directors to establish other committees for selected purposes. During the fiscal year ended April 30, 2006, one such committee, designated as the Leadership Committee, was created for the purpose of developing recommendations concerning executive officer transitions and succession planning.

The Executive Committee, presently consisting of Messrs. Lamb (Chair), Fitzgibbon and Haynie, is authorized, within certain limitations set forth in the Bylaws, to exercise the power and authority of the Board of Directors between meetings of the full Board. The Committee met once during the fiscal year ended April 30, 2006.

The Audit Committee presently consists of Messrs. Danos (Chair), Fitzgibbon, Taylor, and Kimball and Ms. Sullivan, all of whom are “independent” under the criteria established by the SEC and Nasdaq. The Board of Directors has approved the designation of Mr. Danos as an “audit committee financial expert” as that is defined under Item 401(h) of SEC Regulation S-K.

The Audit Committee performs the duties set forth in its written Charter (which is available on the Company’s website—www.caseys.com). Under its Charter, the Audit Committee is directly responsible for the appointment, termination, compensation and oversight of the independent public accounting firm it retains to audit the Company’s books and records. The Audit Committee regularly reports to the Board on the audit and the non-audit activities of the auditors, approves all audit engagement fees and pre-approves any non-audit engagement and compensation of the independent auditors.

The Audit Committee has established a regular schedule of meetings to be held five times each year with financial management personnel, internal accounting and auditing staff and the independent auditor. During these meetings, the Committee also meets separately in executive sessions with the internal auditing staff and the independent auditor. The Committee met five times during the fiscal year ended April 30, 2006.

The Compensation Committee presently consists of Messrs. Fitzgibbon (Chair), Taylor, Danos, Kimball and Ms. Sullivan, all of whom are “independent” under the criteria established by the SEC and Nasdaq. The Compensation Committee annually reviews the performance of the Chief Executive Officer and reviews management’s evaluation of the performance of the Company’s senior officers and their compensation arrangements, and makes recommendations to the Board of Directors concerning the compensation of the Chief Executive Officer and the Company’s senior officers. As set forth in its written Charter (which is available on the Company’s website—www.caseys.com), the Committee has authority to retain and terminate executive compensation consulting firms to advise the Committee. The Committee also administers the 2000 Stock Option Plan of the Company. The Committee met twice during the fiscal year ended April 30, 2006.

The Nominating Committee presently consists of Ms. Sullivan (Chair) and Messrs. Taylor, Fitzgibbon, Danos and Kimball, all of whom are “independent” under the criteria established by the SEC and Nasdaq. The Nominating Committee generally reviews the qualifications of candidates proposed for nomination to the Board of Directors, recommends to the Board candidates for election at the Annual Meeting of shareholders, and performs the other duties set forth in its written Charter (which is available on the Company’s website—www.caseys.com). The Committee met twice during the fiscal year ended April 30, 2006.

The Nominating Committee will consider nominees recommended by shareholders if they are submitted in accordance with the Bylaws. Briefly, the Bylaws contain advance notice procedures relating to shareholder nominations of directors and other business to be brought before an annual meeting of shareholders other than by or at the direction of the Board of Directors. Under the Bylaws, in order for a shareholder to nominate a director candidate for election at an annual meeting of shareholders, the shareholder must deliver written notice thereof to the Secretary of the Company at least 90 days prior to the one-year anniversary date of the date of the immediately preceding annual meeting of shareholders. In the case of shareholder nominations to be considered at the 2007 Annual Meeting, therefore, such notice must be received by the Secretary by no later than June 18, 2007. The notice must set forth certain information concerning such shareholder and the shareholder’s nominee(s), including their names and addresses, a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of all arrangements or understandings between the shareholder and each nominee, such other information as would be required to be included in a proxy statement pursuant to the proxy rules of the

SEC had the nominee(s) been nominated by the Board of Directors, and the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. A copy of the Bylaws may be obtained by request addressed to John G. Harmon, Senior Vice President and Secretary, Casey’s General Stores, Inc., P.O. Box 3001, Ankeny, Iowa 50021.

The Nominating Committee’s Charter sets forth, among other things, the minimum qualifications that the Nominating Committee believes must be met by a Nominating Committee-recommended nominee, and the specific qualities or skills that the Nominating Committee believes are necessary for one or more of the Company’s directors to possess. In considering individuals for nomination as directors, the Nominating Committee typically solicits recommendations from the current directors and is authorized to engage search firms to assist in the process.

The Leadership Committee consists of Messrs. Lamberti (Chair), Fitzgibbon, Haynie and Kimball. This Committee was established for the purpose of developing recommendations to the Board concerning executive officer transitions and succession planning. The Committee met five times during the fiscal year ended April 30, 2006, during which the Committee held separate meetings with the executive officers to discuss such matters.

COMPENSATION OF DIRECTORS

Retainers and Attendance Fees. Directors who are also employees of the Company receive no compensation in their capacities as directors. During the fiscal year ended April 30, 2006, each non-employee director was paid an annual cash retainer fee of $22,500 (which has been increased to $25,000 as of May 1, 2006); a fee of $1,000 for attendance at each meeting of the shareholders, Board of Directors or committee of the Board; a fee of $1,000 for attendance at a seminar relating to Board or committee service, if attended; and a fee of $3,500 (increased to $5,000 as of May 1, 2006) for the Chair of each of the Nominating, Audit and Compensation Committees of the Board.

Director Stock Plan. Under the Non-Employee Directors’ Stock Option Plan approved by the shareholders at the 1995 Annual Meeting (the “Director Stock Plan”), each Eligible Non-Employee Director (defined in the Director Stock Plan as any person who is serving as a non-employee director of the Company on the last day of a fiscal year) annually receives an option to purchase 2,000 shares of Common Stock. The exercise price of all options awarded under the Director Stock Plan is the average of the last reported sale prices of shares of Common Stock on the last trading day of each of the 12 months preceding the award of the option. The term of such options is ten years from the date of grant, and each option is exercisable immediately upon grant. The aggregate number of shares of Common Stock that may be granted pursuant to the Director Stock Plan may not exceed 200,000 shares, subject to adjustment to reflect any future stock dividends, stock splits or other relevant capitalization changes. In accordance with the terms of the Director Stock Plan, Messrs. Fitzgibbon, Haynie, Taylor, Danos, Kimball, Lamberti and Ms. Sullivan each received an option on May 1, 2005 to purchase 2,000 shares of Common Stock at an exercise price of $17.64 per share.

Other Benefits. The Company pays the premiums on a directors’ and officers’ liability insurance policy insuring all directors. Non-employee directors also are provided coverage under the Company’s group life insurance plan, with individual coverages of $50,000 each. On May 9, 2006, the Board approved of a policy requiring the Company to reimburse directors for their reasonable expenses incurred to attend Board, Committee and shareholder meetings, including those for travel, meals and lodging.

Certain Relationships and Related Transactions

Mr. Haynie is of counsel to Ahlers & Cooney, P.C., a law firm in Des Moines, Iowa. He retired from employment and share ownership in the law firm on December 31, 2002 and retains no interest in its earnings. The Company retained this law firm during fiscal 2006 for legal services and expects to retain such firm in the current fiscal year.

At one store location in Des Moines, Iowa, the Company owns the building and currently leases the land from a trust created by Mr. Lamberti’s mother. The Company’s lease is for a term of 15 years and provides for a fixed monthly rental payment of $1,300 and payment of an amount equal to 1% of sales by the store. The amounts paid by the Company under the lease during the past three fiscal years were $40,864 in fiscal 2004, $45,406 in fiscal 2005 and $57,370 in fiscal 2006. The Company does not intend to lease additional store sites or buildings from affiliated persons.

Adjacent to the above store location is an approximately 18-acre largely underdeveloped tract that served as the location of the Company’s headquarters until 1990. The property and buildings located there are owned by Broadway Distributing Company, an Iowa general partnership consisting of the Company (50% interest), Mr. Lamberti (25% interest) and Walter J. Carlson (25% interest), a former director and officer of the Company. The Company leased this property from the partnership until 1995, but then discontinued the payment of rent on the same. The Company has continued to pay the real estate taxes and utilities on a portion of the property without any formal arrangement with the other two partners, equal in amounts to $42,404 in fiscal 2004, $44,739 in fiscal 2005 and $49,406 in fiscal 2006. The partnership has entered into a contract to sell the property for $950,000, under terms that were reviewed and approved by the Audit Committee of the Company. The closing on the sale of the property is expected to occur during the second quarter of fiscal 2007. The Audit Committee currently is reviewing the terms of the partnership agreement and the facts and circumstances relating to the various uses of the property since 1995 and is consulting with Corporate Counsel for the Company and outside legal counsel on the appropriate basis for allocating the sale proceeds among the Company and the two individual partners.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of July 21, 2006, the beneficial ownership of shares of the Company’s Common Stock, the only class of capital stock outstanding, by the current directors and nominees for directors of the Company, the executive officers named in the Summary Compensation Table herein, and all current directors and executive officers as a group. Except as otherwise indicated, the shareholders listed in the table have the voting and investment powers with respect to the shares indicated.

Name of Beneficial Owner	Direct Ownership		Shares Subject to Options(1)	KSOP Shares(2)	Total Amount and Nature of Beneficial Ownership(3)	Percent of Class
Ronald M. Lamb	809,470		30,000	—	839,470	1.7%
Robert J. Myers	8,000		50,000	6,847	64,847	*
Donald F. Lamberti	2,213,685		6,000	—	2,219,685	4.4%
John R. Fitzgibbon	136,255	(4)	20,000	—	156,255	*
Kenneth H. Haynie	41,662		20,000	—	61,662	*
Jack P. Taylor	26,000		20,000	—	46,000	*
Patricia Clare Sullivan	3,250		12,000	—	15,250	*
Johnny Danos	7,175		6,000	—	13,175	*
William C. Kimball	2,410	(5)	6,000	—	8,410	*
John G. Harmon	—		30,000	119,396	149,396	*
Terry W. Handley	—		48,000	9,160	57,160	*
William J. Walljasper	—		32,000	4,272	36,272	*
Sam J. Billmeyer	—		20,000	3,407	23,407	*
All current executive officers and directors as a group (13 persons)	3,247,907		300,000	143,082	3,690,989	7.3%

*	Less than 1%

(1)	Consisting of shares (which are included in the totals) that are subject to acquisition through the exercise of stock options granted under the 2000 Stock Option Plan or the Director Stock Plan, but which cannot be presently voted by the executive officers or non-employee directors holding the options. See “ELECTION OF DIRECTORS—Compensation of Directors” and “EXECUTIVE COMPENSATION—Option Grants and Exercises” herein.

(2)	The amounts shown (which are included in the totals) consist of shares allocated to the named executive officers’ accounts in the KSOP as of April 30, 2006 (the most recent allocation made by the Trustee of the KSOP) over which the officer exercises voting power. Under the trust agreement creating the KSOP, the shares of Common Stock held by the Trustee are voted by the Trustee in accordance with the participants’ directions or, if no directions are received, in the same manner and proportion as the Trustee votes shares for which the Trustee does receive timely instructions.

(3)	Except as otherwise indicated, the amounts shown are the aggregate numbers of shares attributable to the individuals’ direct ownership of shares, shares subject to the exercise of options, and KSOP shares.

(4)	The amount shown includes an aggregate of 38,255 shares held by a family trust and affiliated businesses of Mr. Fitzgibbon.

(5)	The amount shown includes 410 shares held by the spouse of Mr. Kimball.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), requires the Company’s officers, directors and owners of more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership with the SEC, and also to furnish the Company with a copy of all such reports that they file. Based solely upon a review of the copies of the reports furnished to the Company, all such reporting persons complied with such reporting obligations during the fiscal year ended April 30, 2006.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors (the “Committee”) is comprised of the five independent non-employee directors whose names are listed at the end of this report. The Committee operates under a Charter approved by the Board of Directors, which is available on the Company’s website—www.caseys.com. The Committee is responsible for reviewing management’s evaluation of the performance of the Company’s officers and recommending to the Board of Directors the annual salary and bonus arrangements for the Company’s chief executive officer, the executive officers named in the Summary Compensation Table and the Vice Presidents. The Committee also administers the 2000 Stock Option Plan for Company employees (the “Option Plan”).

The Committee’s executive compensation policies are designed to attract, motivate and retain executives who will contribute to the long-term success of the Company, and to reward executives for achieving both short-term and long-term strategic goals of the Company. The Committee also believes it is important to align the interests of the executives with those of shareholders. In order to achieve these objectives, compensation for executive officers is linked directly to the Company’s financial performance as well as the attainment of each executive officer’s individual performance goals.

Executive Officer Compensation

The Company’s executive compensation program has four components: base salary, short-term incentive (bonus) compensation, long-term incentive (stock options) compensation and benefits. The Committee periodically has retained a nationally recognized independent compensation consulting firm, which is accountable directly to the Committee, to provide guidance regarding competitive executive compensation practices and compensation levels. The Committee last met with representatives of an independent compensation consulting firm in March 2005 for that purpose.

Base Salary. The Company’s Chief Executive Officer recommends the individual base salaries for all other executive officers and the Vice Presidents. Base salaries for executive officers and Vice Presidents of the Company are determined primarily on the basis of each executive officer’s experience, performance and responsibilities. Comparative data provided by an executive compensation consulting firm also has been considered from time to time by the Committee. Individual salaries are reviewed annually. The base salary of Messrs. Lamb and Harmon is set forth in their employment agreements with the Company and may be adjusted during the terms thereof with the consent of the individual officer.

Annual Incentive Payments. The Company’s executive officers (as well as its Vice Presidents) annually participate in an incentive compensation bonus pool approved by the Committee at the beginning of each fiscal year (typically in June). All bonus awards are paid in respect of the Company’s performance during the preceding fiscal year. No bonus payments were made to the executive officers during the fiscal year ended April 30, 2006 because the Company did not achieve the specific performance targets in earnings per share and return on invested capital established by the Committee for the prior fiscal year. The Committee approved a similar bonus pool for the fiscal year ended April 30, 2006, under which bonus payments were made on June 23, 2006 because the Company achieved specific performance targets in earnings per share and return on invested capital during the year ended April 30, 2006. The amount of the bonus award generally increases as earnings per share and return on invested capital increases above the levels specified by the Committee. The purpose of the bonus award is to reward superior performance by the Company’s executive officers that has resulted in the Company achieving certain financial performance levels in terms of earnings per share and return on invested capital.

The Committee believes that it is important for the executive officers to function as a cohesive team, and therefore establishes the performance targets on the basis of the Company’s performance as a whole and not with a focus on individual or divisional areas of responsibility.

Stock Options. Stock options may be granted to executive officers and other key employees of the Company under the terms of the Option Plan. The size of an individual’s stock option award is based primarily on individual performance and the individual’s responsibilities and position with the Company. The Option Plan is designed to assist the Company in attracting, retaining and motivating executive officers and other key employees, and to align the interests of the executive officers and other key employees with those of the Company’s shareholders. The stock options are granted with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. It has been the Committee’s practice generally to award options to key Company employees in every other year.

Based on recommendations developed by Mr. Lamb and reviewed by the Committee in May 2005, stock options were awarded in July 2005 to the executive officers (except Mr. Lamb, who declined to accept any grant of options) and other key employees. The July 2005 option awards were subject to a five-year vesting restriction and may not be exercised during that initial five-year period. Pursuant to the Option Plan, option recipients are required to enter into standard option grant agreements which reflect the specific terms of the stock option and terms of forfeiture should the individual leave the employment of the Company.

Information with respect to the option grants made in July 2005 under the Option Plan to the executive officers appears in the table headed “Option Grants in Last Fiscal Year” and related footnotes on page 12 of this Proxy Statement.

Additional Compensation and Benefits. The Company’s compensation of executive officers includes certain other benefits. Each executive officer is entitled to receive additional compensation in the form of payments, allocations, or accruals under various benefit plans, consisting primarily of health, disability and life insurance coverages, contributions to the KSOP, and use of a Company-owned automobile. The Committee believes that these benefits are an integral part of the overall compensation program of the Company.

Chief Executive Officer. Mr. Lamb’s compensation for the fiscal year ended April 30, 2006 was determined in accordance with the above policies and in light of his employment agreement with the Company (which is described on page 13 of this Proxy Statement). The Committee’s determination of the Chief Executive Officer’s compensation is done in executive session, without the presence of management, including the Chief Executive Officer. The Committee believes that Mr. Lamb provided strong leadership for the Company and made substantial progress towards established corporate priorities including sales and revenue growth, store manager retention, lower operating costs and successful integration of store acquisitions. These factors were considered in conjunction with the Company’s financial results in relation to its established annual performance goals in determining an appropriate level of compensation.

Other. The Committee periodically reviews the terms of the employment agreements with the executive officers and from time to time considers modifications to the same. The Committee also is aware of the statutory limitations placed on the deductibility of compensation in excess of $1 million which is earned by an executive officer in any year, and continues to monitor developments in this area.

COMPENSATION COMMITTEE

John R. Fitzgibbon, Chair

Jack P. Taylor

Patricia Clare Sullivan

Johnny Danos

William C. Kimball

EXECUTIVE OFFICERS AND THEIR COMPENSATION

The Company currently has six executive officers and nine other Vice Presidents. The current executive officers are as follows:

Name	Current Office held	First Became Executive Officer	Age
Ronald M. Lamb	Chairman of the Executive Committee	1976	70

Robert J. Myers	Chief Executive Officer	1999	59

John G. Harmon	Senior Vice President and Secretary	1987	52

Terry W. Handley	Chief Operating Officer	2002	46

William J. Walljasper	Senior Vice President and Chief Financial Officer	2004	41

Sam J. Billmeyer	Senior Vice President of Transportation & Support Operations	2006	49

Each of the executive officers has served the Company in various executive or administrative positions for at least the last five years.

The following table sets forth certain information concerning the compensation paid during the last three fiscal years to the individuals who served as the chief executive officer and the four other most highly compensated executive officers of the Company as of April 30, 2006 whose compensation (based on the total of the amounts required to be shown in the salary and bonus columns of such table) exceeded $100,000.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Securities Underlying Options (#)	All Other Compensation ($)(3)
Ronald M. Lamb
Chief Executive Officer	2006 2005 2004	700,000 700,000 687,500	245,000 –0– –0–	–0– 124,920 –0–	–0– –0– 10,000	–0– –0– –0–
Robert J. Myers
President and Chief Operating Officer	2006 2005 2004	305,000 265,000 260,683	106,750 –0– –0–	–0– –0– –0–	10,000 –0– 10,000	9,653 8,320 6,507
John G. Harmon
Senior VP and Secretary	2006 2005 2004	285,000 260,000 248,333	99,750 –0– –0–	109,586 –0– 197,485	10,000 –0– 10,000	–0– –0– –0–
Terry W. Handley
Senior Vice President	2006 2005 2004	230,000 200,000 169,711	80,500 –0– –0–	–0– 32,513 –0–	10,000 –0– 10,000	8,343 7,110 6,683
William J. Walljasper
VP and Chief Financial Officer	2006 2005 2004	190,000 165,000 130,570	66,500 –0– –0–	10,574 39,962 56,869	10,000 –0– 10,000	5,307 4,528 4,801

(1)	The amounts shown were earned in the year indicated but are paid in the following year.

(2)

The amounts shown for each named executive officer is the amount, if any, resulting from the officer’s exercise of stock options and sale of shares acquired thereby. The Company provides the named executive officers with certain perquisites consisting of the use of a Company-owned automobile and Company-paid long-term disability and group life insurance coverages. Messrs. Lamb and Harmon also receive Company-paid medical insurance coverage, and the Company pays a country club membership that is held in the name of Mr. Myers. The value of these perquisites or other personal benefits did not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus for any named executive officer.

(3)	The amount shown for each named executive officer is the total of the Company’s matching contributions to the KSOP, in which all employees are eligible to participate.

Option Grants and Exercises

Option Grants in Last Fiscal Year

	Options granted (#)(1)	Percent of total options granted to employees in fiscal year	Exercise ($/Sh)	Expiration Date	Potential realizable value at assumed annual rates of stock price appreciation for
Name					5%($)	10%($)(2)
Ronald M. Lamb	–0–	—	—	—	—	—
John G. Harmon	10,000	4.3%	20.68	7/05/15	130,055	329,586
Robert J. Myers	10,000	4.3%	20.68	7/05/15	130,055	329,586
William J. Walljasper	10,000	4.3%	20.68	7/05/15	130,055	329,586
Terry W. Handley	10,000	4.3%	20.68	7/05/15	130,055	329,586

(1)	Stock options have no value on the date of grant because the exercise price per share is equal to the market price per share of the Company’s Common Stock on the date the option is granted. A stock option has value to the optionee in the future only if the market price of the Company’s Common Stock at the time the option is exercised exceeds the exercise price.

(2)	The dollar amounts under the 5% and 10% Columns are the result of calculations required by the Securities and Exchange Commission and should not be viewed as, and are not intended to be, a forecast of possible future appreciation in the Company’s stock price.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Year-End	Value of Unexercised In-the-Money Options at Year-End
			Exercisable/ Unexercisable (#) (in shares)	Exercisable/ Unexercisable (in dollars)(2)
Ronald M. Lamb	—	—	20,000/10,000	161,025/73,100
John G. Harmon	10,000	109,586	10,000/20,000	64,525/80,200
Robert J. Myers	6,000	—	30,000/20,000	261,175/80,200
Terry W. Handley	—	—	28,000/20,000	241,145/80,200
William J. Walljasper	1,000	10,574	12,000/20,000	83,825/80,200

(1)	The “value realized” represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised. The value realized was determined without considering any taxes which may have been owed.

(2)	Calculated on the basis of a stock price of $21.39 per share, which was the last reported sales price of shares of Common Stock reported on the Nasdaq National Market System on April 30, 2006, minus the exercise price.

Employment, Change of Control and Retirement Arrangements

Employment Contracts. The Company entered into amended and restated employment agreements with each of Messrs. Lamb and Harmon in October 1997. Mr. Lamb’s agreement was amended in March 1998, when he became Chief Executive Officer, and again on July 13, 2006, in connection with his transition from that position to Chairman of the Executive Committee. The agreement with Mr. Lamb currently has a one year term, and is renewable annually at the discretion of the Board of Directors. Mr. Harmon’s agreement was amended in June 2001 and July 2004 to extend its term for another three years, and was further amended as of July 12, 2006 to extend its term until March 1, 2014.

Each of the agreements with the foregoing executive officers continues their levels of responsibility on an equivalent basis to the duties performed by each of them prior to the effective date of the agreement. Under his agreement, Mr. Lamb currently receives compensation exclusive of bonuses at the rate of $700,000 per year, and Mr. Harmon receives compensation exclusive of bonuses at the rate of $285,000 per year. In each case, such compensation is subject to adjustment as the Company and the officer mutually shall agree. In addition, each officer receives Company-paid medical, long-term disability and group life insurance coverages and all other benefits generally provided by the Company to its employees and officers.

In each case, the officer’s employment may be terminated as a result of death, disability, “cause” or “good reason,” both before or following any change in control of the Company. For this purpose, good reason is generally defined as a diminution in compensation or level of responsibility, forced relocation to another area, or the failure to continue employment upon the stated terms and conditions. Cause is generally defined as an act of personal dishonesty intended to result in personal enrichment of the officer, repeated instances of noncompliance by the officer with his duties to the Company that are not remedied after notice of the same, or the conviction of the officer of a felony.

Under the agreements, the death of Mr. Lamb would obligate the Company to pay his surviving spouse the officer’s salary for a period of 24 months, after which the spouse would receive monthly benefits equal to one-half of the officer’s retirement benefits for a period of 20 years or until the spouse’s death, whichever occurs first. A similar obligation would arise in the event of the death of Mr. Harmon, except that the period during which full salary would be paid would be 12 rather than 24 months. In the event Mr. Lamb becomes disabled, he would be entitled to disability benefits equal to one-half of his then-current salary until he is no longer disabled or until his death, whichever occurs first. In the event he recovers from his disability, Mr. Lamb would be eligible to receive retirement benefits thereafter until death as described below. Mr. Harmon is not entitled to receive any disability payments under his agreement with the Company.

In the event of termination for cause (or termination by the officer other than for good reason), each of the officers is entitled to receive his salary to the date of termination. In the event an officer terminates employment for good reason or for any termination by the Company other than for cause, the Company would be obligated to pay such officer (i) his salary through the date of termination, (ii) a pro-rata portion of the highest annual bonus received during the three previous fiscal years, if any, (iii) a payment equal to two times the sum of the officer’s salary and the foregoing bonus amount and (iv) all compensation previously deferred. Certain employee benefits also would be continued for a two-year period following the date of termination. If an officer terminates employment for good reason or is terminated for any reason other than for cause within three years following a change of control, the Company would be obligated to pay such officer as it would for a “good reason” termination described above, except that the multiple would be three times the sum of the officer’s salary and highest recent bonus rather than two times. Similarly, certain employee benefits also would be continued for a three-year period following the date of termination. In the event of such a termination, the Company would be obligated to reduce the payment amount to the maximum deductible amount permitted under the golden parachute tax provisions and Section 162(m) of the Internal Revenue Code of 1986.

Change of Control Agreements. In addition to the agreements with Messrs. Lamb and Harmon, the Company has entered into “change of control” employment agreements with the nine current Vice Presidents. The purpose of these agreements is to encourage such individuals to carry out their duties in the event of a possible change of control of the Company. Under the terms of these agreements, the individuals may become entitled to receive certain payments upon their termination of employment or if their job duties or compensation and benefits are substantially reduced within two years following a change of control of the Company. The maximum amount payable is three times the sum of the individual’s salary and the highest annual bonus received by such individual during the two preceding years. In addition, the agreements provide for the continuation of certain benefits for up to two years after termination.

Retirement Arrangements. In connection with the approval of the 1997 employment agreements, the Board of Directors adopted a Non-Qualified Supplemental Executive Retirement Plan (“SERP”) for Messrs. Lamberti, Lamb and Harmon. The SERP provides for the payment of an annual retirement benefit to the officer for the earlier of a period of 20 years or until his death, after which such benefits shall be paid to the officer’s spouse for a period ending on the 20th anniversary of the officer’s retirement or the spouse’s death, whichever occurs first. The SERP was amended on July 12, 2006 to establish a maximum amount ($285,000) that will be used in lieu of Mr. Harmon’s then-current salary in determining the retirement benefits payable to Mr. Harmon under the SERP.

With his retirement on April 30, 2003, Mr. Lamberti currently is receiving retirement benefits under the SERP equal in amount to $275,000 per year. Upon his retirement from the Company, Mr. Lamb will be entitled under the SERP to receive an annual retirement benefit equal to one-half of his then-current salary. In the case of Mr. Harmon, optional retirement is available upon his reaching age 55. In such event, the retirement benefits available to Mr. Harmon at age 55 would be equal to one-fourth of the stated amount of $285,000 (being $71,250). The amount of the retirement benefit would increase by 5% for each additional year of employment thereafter until he reaches age 60, when the maximum retirement benefit, equal to one-half of the stated amount of $285,000 (being $142,500), would be payable to Mr. Harmon. Each of the three officers also are entitled to Company-paid medical insurance coverage during retirement under their employment agreements.

At the time of approval of the SERP, the Board of Directors also approved the execution of a trust agreement with UMB Bank, n.a. for the purpose of creating a trust to secure its obligations under the SERP in the event of a change of control of the Company. In such event, the trust would be funded in an amount equal to the maximum amount payable to the officers under the SERP, either in cash or pursuant to an irrevocable letter of credit established by the Company for that purpose. Payment of the retirement benefits to the officers thereafter would be made by the trustee from the trust funds, at the times and in the amounts provided in the SERP.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning the shares of Common Stock that may be issued upon exercise of options, warrants and rights under all equity compensation plans as of April 30, 2006, consisting of the Option Plan and the Director Stock Plan. Both of such plans have been approved by the shareholders.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	961,050	15.29	640,664
Equity compensation plans not approved by security holders	None	None	None
Total	961,050	15.29	640,664

COMPARATIVE STOCK PERFORMANCE

The following Performance Graph compares the cumulative total shareholder return on the Company’s Common Stock for the last five fiscal years with the cumulative total return of (i) the Russell 2000 Index, (ii) an “old” peer group index based on the common stock of The Pantry, Inc. and (iii) a “new” peer group index based on the common stock of The Pantry, Inc. and Alimentation Couche Tard, Inc. (“Couche Tard”). 7-Eleven, Inc. has been removed from the “old” peer group because it was acquired and ceased being a public company on November 9, 2005. Because the common stock of Couche Tard trades only on the Toronto Stock Exchange, its returns have been calculated by taking its reported financial results and converting them to U.S. currency equivalents, using the current exchange rate ($0.89 U.S. Dollars) on the date the Performance Graph was prepared (June 26, 2006). The cumulative total shareholder return computations set forth in the Performance Graph assume the investment of $100 in the Company’s Common Stock and each index on April 30, 2001, and reinvestment of all dividends. The total shareholder returns shown are not intended to be indicative of future returns.

	Casey’s	Russell 2000	“Old” Peer Group	“New” Peer Group
4/30/2001	100.00	100.00	100.00	100.00
4/30/2002	108.69	106.68	56.62	168.52
4/30/2003	109.01	84.53	84.82	145.50
4/30/2004	140.63	120.04	251.91	302.65
4/30/2005	144.69	125.70	408.42	468.20
4/30/2006	184.85	167.77	844.26	784.10

The above Performance Graph and related disclosure, as well as the Reports of the Compensation Committee (set forth on pages 8 through 10 hereof) and the Audit Committee (set forth on page 16 hereof) shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee operates under a Charter approved by the Board of Directors. All members of the Audit Committee are “independent”, as defined by the Securities and Exchange Commission as well as the applicable Nasdaq listing standards.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). The auditor’s independence from the Company and its management also was discussed, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2006.

AUDIT COMMITTEE

Johnny Danos, Chair

John R. Fitzgibbon

Patricia Clare Sullivan

Jack P. Taylor

William C. Kimball

Selection of Auditor

KPMG LLP was engaged by the Company to serve as its auditors for fiscal 2006. Representatives of KPMG LLP will be in attendance at the Annual Meeting to be held on September 15, 2006, and will be available to respond to appropriate questions and may make a statement if they so desire.

Independent Auditor Fees

The following table sets forth the aggregate fees billed to the Company and subsidiaries for the last two fiscal years ended April 30, 2005 and April 30, 2006 by the Company’s independent auditor, KPMG LLP:

	2005		2006
Audit Fees(a)	$379,500	(d)	$290,310
Audit-Related(b)	9,700		10,400
Tax Fees(c)	31,075		1,825
All Other Fees	1,395		–0–

	$421,670		$302,535

(a)	Includes fees for review of Securities and Exchange Commission filings and for internal controls attestation under Section 404 of the Sarbanes Oxley Act of 2002.

(b)	Fees for audits of employee benefit plans.

(c)	Fees for tax return preparation and tax consulting.

(d)	In the Proxy Statement utilized for the 2005 annual meeting of shareholders, this amount was incorrectly shown to be $281,930, which only included the billings actually received by the Company during the fiscal year ended April 30, 2005.

The Chairman of the Audit Committee has advised the Board of Directors that the Audit Committee has determined the non-audit services rendered by KPMG LLP during the Company’s most recent year are compatible with maintaining the independence of the auditors.

Prior to the issuance of its audit report, KPMG LLP communicated (i) its responsibility under existing standards generally accepted in the United States of America; (ii) all critical accounting policies and practices used by the Company; and (iii) other significant written communication between KPMG LLP and management of the Company.

Pre-Approval Procedures

Under its charter, the Audit Committee shall pre-approve all audit and any permitted non-audit services provided to the Company by the independent auditors and the fees to be paid for those services. The Audit Committee may delegate authority to subcommittees (consisting of one or more members) to grant pre-approvals of certain audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. All of the services provided by the independent auditor to the Company during the 2006 fiscal year were pre-approved by the Audit Committee or its Chairman pursuant to delegated authority.

ANNUAL REPORTS

The Company’s 2006 Annual Report, including consolidated financial statements, is being mailed to shareholders with this Proxy Statement, but does not form a part of the material for the solicitation of proxies. The Company will provide without charge to each shareholder, on written request, a copy of the Company’s Annual Report on Form 10-K for the year 2006, including the consolidated financial statements and schedules thereto, filed with the Securities and Exchange Commission. If a shareholder requests copies of any exhibits to such Form 10-K, the Company may require the payment of a fee covering its reasonable expenses. A written request should be addressed to the Senior Vice President and Secretary, Casey’s General Stores, Inc., One Convenience Blvd., Ankeny, Iowa 50021-0845.

SHAREHOLDER COMMUNICATIONS

It is the general policy of the Board that management speaks for the Company. To the extent shareholders would like to communicate with a Company representative, they may do so by contacting John Harmon, Senior Vice President and Secretary, One Convenience Boulevard, P.O. Box 3001, Ankeny, IA 50021. Mr. Harmon can be reached by telephone at 515/965-6105 and by email at john.harmon@caseys.com.

Any shareholder wishing to communicate with one or more Board members should address a written communication to Mr. Harmon at the address noted above. Mr. Harmon will forward such communication on to all of the members of the Board, to the extent such communications are deemed appropriate for consideration by the Board.

SUBMISSION OF SHAREHOLDER PROPOSALS

Any proposal which a shareholder intends to present at the annual meeting of shareholders in 2007 must be received by the Company by April 2, 2007 in order to be eligible for inclusion in the Company’s proxy statement and proxy card relating to such meeting. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable SEC regulations governing the solicitation of proxies.

Under the Bylaws, a shareholder may bring other business before an annual meeting of shareholders only by delivering written notice to the Secretary of the Company at least 90 days prior to the one-year anniversary date of the date of the preceding annual meeting of shareholders. The notice must set forth certain information concerning such shareholder and all persons or entities acting in concert with the shareholder, including their names, addresses and number of shares owned of record, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, a description of all arrangements or understandings between such shareholder and any other persons in connection with the proposal of such business, a representation that such shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such business before the meeting and such other information regarding the proposal as would be required to be included in a proxy statement filed with the SEC. The Chairman of the meeting may determine that particular items of business were not properly brought before the annual meeting in accordance with the Bylaws, in which case any such business shall not be transacted.

A shareholder proponent must be a shareholder of the Company both at the time of giving of notice and at the time of the meeting and who is entitled to vote at the meeting. Any such notice must be given to the Secretary of the Company, whose address is One Convenience Blvd., Ankeny, Iowa 50021-0845. Any shareholder desiring a copy of the Bylaws will be furnished a copy without charge upon written request of the Secretary. The time limits described above also apply in determining whether notice is timely for purposes of Rule 14a-4(c)(1) under the Securities Exchange Act of 1934 relating to exercise of discretionary voting authority, and are separate and apart from, and in addition to, the SEC requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement for an annual meeting.

OTHER MATTERS

So far as the Board of Directors and the management of the Company are aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their judgment on such other matters.

By Order of the Board of Directors,

John G. Harmon
Senior Vice President and Secretary

August 4, 2006

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTPAID ENVELOPE.

CASEY’S GENERAL STORES, INC.

c/o UMB Bank, n.a.

P.O. Box 419064

Kansas City, MO 64141

ê Please fold and detach card at perforation before mailing. ê

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

Dated: , 2006.

Signature

Signature if held jointly

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

ê Please fold and detach card at perforation before mailing. ê

CASEY’S GENERAL STORES, INC. ONE CONVENIENCE BOULEVARD ANKENY, IOWA 50021 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PROXY

The undersigned hereby appoints Ronald M. Lamb and Robert J. Myers as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Casey’s General Stores, Inc. held of record by the undersigned on July 21, 2006 at the Annual Meeting of shareholders to be held on September 15, 2006, or any adjournment thereof.

1. PROPOSAL 1 – ELECTION OF DIRECTORS

☐ FOR ALL NOMINEES LISTED BELOW	☐ WITHHOLD AUTHORITY
(except as marked to the contrary below).	to vote for all nominees listed below.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name.)

Donald F. Lamberti	Ronald M. Lamb	Robert J. Myers	Jack P. Taylor	Johnny Danos
John R. Fitzgibbon	Patricia Clare Sullivan	Kenneth H. Haynie	William C. Kimball

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(To be signed on the other side)

CASEY’S GENERAL STORES, INC.

c/o UMB Bank, n.a.

P.O. Box 419064

Kansas City, MO 64141

ê Please fold and detach card at perforation before mailing. ê

CASEY’S GENERAL STORES 401K PLAN

You are entitled to direct the voting of the total number of shares of Common Stock of Casey’s General Stores, Inc. allocated to your account in the KSOP through July 21, 2006, the record date for voting at the September 15, 2006 Annual Meeting of shareholders, if your completed and signed Instruction Card is received by the Trustee no later than September 12, 2006. If your voting instructions are not timely received by the Trustee, the shares allocated to your account and the other shares held by the Trustee for which no Instructions were timely received will be voted by the Trustee in the same manner and proportion as the Trustee votes shares for which the Trustee does receive timely Instructions.

DATED: , 2006

Participant’s Signature
(Please sign exactly as your name appears)
PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

ê Please fold and detach card at perforation before mailing. ê

CASEY’S GENERAL STORES, INC. ONE CONVENIENCE BOULEVARD ANKENY, IOWA 50021
INSTRUCTION CARD

INSTRUCTIONS TO: Delaware Charter Guarantee and Trust Company, as Trustee of the Casey’s General Stores 401K Plan (the “KSOP”)

I hereby direct that the voting rights pertaining to all shares of Common Stock of Casey’s General Stores, Inc. held by the Trustee and allocated to my account in the KSOP shall be exercised at the Annual Meeting of the shareholders of Casey’s General Stores, Inc. to be held on September 15, 2006, or at any adjournment of such meeting, in accordance with the instructions below, in voting upon the election of Directors, and on any other business that may properly come before the meeting.

1. PROPOSAL 1 – ELECTION OF DIRECTORS

☐ FOR ALL NOMINEES LISTED BELOW	☐ WITHHOLD AUTHORITY
(except as marked to the contrary below).	to vote for all nominees listed below.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name.)

Donald F. Lamberti	Ronald M. Lamb	Robert J. Myers	Jack P. Taylor	Johnny Danos
John R. Fitzgibbon	Patricia Clare Sullivan	Kenneth H. Haynie	William C. Kimball

2. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.

(To be signed on the other side)